EXHIBIT 5.1


               [LETTERHEAD OF ELLSWORTH, CARLTON & WALDMAN, P.C.]






                                February 8, 1999

Premier Bancorp, Inc.                                PBI Capital Trust
379 N. Main Street                                   379 N. Main Street
Doylestown, PA  18901                                Doylestown, PA  18901

         Re:      Premier Bancorp, Inc.
                  PBI Capital Trust
                  Registration Statement on Form S-4
                  (Registration No. 333-70311)

Ladies and Gentlemen:

         We have acted as special counsel to Premier Bancorp, Inc. (the "Company") in connection with the preparation and filing by the Company and PBI Capital Trust (the "Trust") of a registration statement, as amended (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), with respect to the registration under the Act of (i) the guarantee by the Company of 10,000 of the Trust's 8.57% exchange capital securities, liquidation amount of $1,000 per capital security (the "Exchange Capital Securities") with respect to distributions and payments upon liquidation, redemption and otherwise (the "Exchange Guarantee"), (ii) $10,000,000 principal amount of 8.57% Exchange Junior Subordinated Deferrable Interest Debentures due August 15, 2028 (the "Exchange Junior Subordinated Debentures") to be issued by the Company, and (iii) the Exchange Capital Securities. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In connection with the opinions set forth below, we have reviewed original or certified copies of the following documents:

         (1) the Registration Statement;

         (2) the Certificate of Trust of the Trust filed with the Delaware Secretary of State on July 28, 1998;

         (3) an executed copy of the Amended and Restated Declaration of Trust, dated as of August 11, 1998, among John C. Soffronoff and Bruce E. Sickel, as administrative trustees, First Union Trust Company, National Association, as property trustee and as Delaware trustee, and the Company, as sponsor;



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Premier Bancorp, Inc.
PBI Capital Trust
February 8, 1999
Page 2


         (4) the form of Exchange Capital Securities and a specimen certificate thereof;

         (5) an executed copy of the Registration Rights Agreement dated as of August 6, 1998, among the Company, the Trust and Sandler O'Neill & Partners, L.P.;

         (6) an executed copy of the Indenture, dated as of August 11, 1998, between First Union Trust Company, National Association, as Indenture trustee, and the Company;

         (7) the form of the Exchange Junior Subordinated Debentures and a specimen certificate thereof;

         (8) the form of Exchange Guarantee;

         (9) the Articles of Incorporation of the Company;

         (10) the Bylaws of the Company, as certified by the Secretary of the Company;

         (11) the resolutions, adopted June 11, 1998, by the Board of Directors of the Company; and

         (12) such other documents, papers and matters of law as we have deemed necessary under the circumstances.

         In such review, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice before the Courts of the United States and the Courts of the Commonwealth of Pennsylvania and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the federal laws of the United States or the internal laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Company is a corporation which has been duly formed and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has full power and authority to issue the Exchange Junior Subordinated Debentures and enter into the Exchange Guarantee.



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Premier Bancorp, Inc.
PBI Capital Trust
February 8, 1999
Page 3

                  2. When issued (with respect to the Exchange Junior Subordinated Debentures), or executed and delivered (with respect to the Exchange Guarantee), as set forth in the Registration Statement, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus which forms a part of the Registration Statement under the caption "Validity of Exchange Securities". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             ELLSWORTH, CARLTON & WALDMAN, P.C.



                                             By: /s/ Jay W. Waldman
                                                 ------------------------
                                                 Authorized Officer

JWW/tbm